EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Media Contact:	Investor Relations:
Richard Williams	Brian Norris
Connect2 Communications	Acme Packet
+1.919.523.0621	+1.781.328.4790
rmwilliams@connect2comm.com	bnorris@acmepacket.com

Acme Packet Acquires Covergence

Industry leader in session border control
extends product line with low-end, software-based, enterprise-focused solutions, adds 4 of the Fortune 25 to customer base

BURLINGTON, MA, APRIL 30, 2009 — Acme Packet, Inc. (NASDAQ: APKT), the leader in session border control solutions, today announced that it has acquired privately-held Covergence, Inc. for consideration valued at approximately $22.8 million, consisting of approximately $22.2 million of Acme Packet common stock, and an aggregate of $0.6 million in cash payments to stockholders of convergence and tax withholding payments. The Maynard, Massachusetts based company is an emerging, innovative provider of software-based session border controllers (SBCs) for delivering VoIP/IP telephony, Unified Communications and Service-Oriented Architecture (SOA) applications within global 1000 enterprises.

“SIP trunking — with its compelling return-on-investment and increasing worldwide availability — will drive many enterprises to deploy it to even the smallest of locations,” stated Andy Ory, CEO and co-founder of Acme Packet. “With the acquisition of Covergence, Acme Packet accelerates its ability to now satisfy the SIP trunking SBC requirements of enterprise small offices and remote sites.”

Covergence’s software-based SBCs will complement Acme Packet’s existing Net-Net family of custom hardware-based SBCs by extending Acme Packet’s low-end product range to address the needs of small and remote enterprise locations. Available as hardened Unix-based software for Intel x86-class servers or as a virtual machine package, Covergence’s SBCs will provide Acme Packet’s distribution partners and enterprise customers with new, capital expenditure and operating expense friendly price points for smaller sites. Opportunities for Acme Packet partners will also include the physical integration of this software-based SBC with other enterprise IP networking or communications equipment. From a customer leadership perspective, the Covergence acquisition will add four of the Fortune 25 to Acme Packet’s growing base of enterprise customers.

The core Covergence team will be relocated to Acme Packet’s headquarters in nearby Burlington, Massachusetts. Three Covergence executives will be joining Acme Packet in roles closely related to their positions at Covergence: Ken Kuenzel, Office of the Chief Technology Officer; Jim Donovan, Vice President, Enterprise Product Management; and Marty Falaro, Vice President, Business Development.

Company to Host Live Conference Call and Webcast

The Company’s management team will review the acquisition of Covergence during its previously scheduled conference call and webcast at 5:00 p.m. eastern daylight savings time on today.  The conference call may be accessed in the United States by dialing (800) 230-1074 and using access code “APKT”.  The conference call may be accessed outside of the United States by dialing (612) 332-1213 and using access code “APKT”.  The conference call will be simultaneously webcast on the Company’s investor relations website, which can be accessed at www.ir.acmepacket.com.  A replay of the conference call will be available approximately two hours after the call by dialing (800) 475-6701 and using access code 995307 or by accessing the webcast replay on the Company’s investor relations website.

About Acme Packet

Acme Packet, Inc. (NASDAQ: APKT), the leader in session border control solutions, enables the delivery of trusted, first-class interactive communications—voice, video and multimedia sessions—and data services across IP network borders. Our Net-Net family of session border controllers, multiservice security gateways and session routing proxies supports multiple applications in service provider, enterprise and contact center networks—from VoIP trunking to hosted enterprise and residential services to fixed-mobile convergence. They satisfy critical security, service assurance and regulatory requirements in wireline, cable and wireless networks; and support multiple protocols—SIP, H.323, MGCP/NCS, H.248 and RTSP—and multiple border points—interconnect, access and data center. Our products have been selected by more than 635 customers in 92 countries, including 29 of the top 30, and 89 of the top 100 service providers in the world. For more information, contact us at +1 781.328.4400, or visit www.acmepacket.com.

Acme Packet Safe Harbor Statement

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to our position in the session border control market, our expected financial and operating results, the opportunities created by the acquisition of Covergence and our ability to satisfy certain SIP trunking requirements, our ability to establish and maintain intellectual property rights, our ability to build and grow Acme Packet, the benefits and advantages of our products, including any enhancements or new features, services and programs, and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: difficulties in growing our customer base, difficulties leveraging market opportunities, difficulties providing solutions that meet the needs of customers, difficulties in integrating an acquired business, poor product sales, long sales cycles, difficulty developing new products, difficulty in relationships with vendors and partners, higher risk in international operations, difficulty managing rapid growth, and increased competition. Additional factors that could cause actual results to differ materially form those projected or suggested in any forward-looking statements are contained in our recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

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